US.354999203.01 Exhibit 107 Calculation of Filing Fee Tables FORM S-8 (Form Type) WEJO GROUP LIMITED (Exact Name of Registrant as Specified in its Charter) Table 1: Newly Registered Securities Security Type Security Class Title Fee Calculation Rule Amount Registered (1) Proposed Maximum Offering Price Per Share(1) Maximum Aggregate Offering Price Fee Rate Amount of Registration Fee Fees to Be Paid Equity Common Shares, par value $0.001 457(c) and 457(h) 3,283,847(2) $0.465(4) $1,526,988.86 0.00011020 $168.27 Equity Common Shares, par value $0.001 457(c) and 457(h) 1,094,616(3) $0.465(4) $508,996.44 0.00011020 $56.09 Total Offering Amounts $224.37 Total Fees Previously Paid - Total Fee Offsets - Net Fee Due $224.37 (1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional number of securities as may be offered or issued from time to time upon stock splits, stock dividends, recapitalizations or similar transactions. (2) Consists of 3,283,847 Common Shares issuable under the Wejo Group Limited 2021 Equity Incentive Plan (the “2021 Plan”) pursuant to the terms of the 2021 Plan. (3) Consists of 1,094,616 Common Shares issuable under the Wejo Group Limited 2021 Employee Share Purchase Plan (the “ESPP Plan”) pursuant to the terms of the ESPP Plan. (4) The proposed maximum offering price per share and in the aggregate are based on $0.465, which is the average of the high and low sale prices of the registrant’s common stock, as reported on The Nasdaq Stock Market on April 3, 2023, which date is within five business days prior to filing this registration statement. Table 2: Fee Offset Claims and Sources Registrant or Filer Name Form or Filing Type File Number Initial Filing Date Fee Offset Claimed Security Type Associated with Fee Offset Claimed Security Title Associated with Fee Offset Claimed Unsold Securities Associated with Fee Offset Claimed Unsold Aggregate Offering Amount Associated with Fee Offset Claimed Fee Offset Claims Wejo Group Limited - - - - - - - -